June 20, 1997



VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      The AAL Mutual Funds (the "Fund")
         1933 Act Registration No. 33-12911
         1940 Act File No. 811-5075
         CIK #0000811869
         Post-Effective Amendment No. 22 to Form N-1A
         Filed in Accordance with Rule 485(b)

Ladies and Gentlemen:

This letter relates to the Fund's filing, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"), of Post-Effective Amendment No. 22 under the 1933 Act and Amendment No. 24 under the Investment Company Act of 1940 (the "Amendment") to its Registration Statement on Form N-1A (the "Registration Statement"). The Amendment reflects changes made to the AAL U.S. Government Zero Coupon Target Funds, Series 2001 and 2006 (the "Target Funds"). As legal counsel to the Fund, we assisted in the preparation of the Amendment and we certify that the Amendment does not contain any disclosures that would render it ineligible to become effective automatically on June 30, 1997 pursuant to Rule 485(b) under the 1933 Act.

The Fund, an open-end management investment company, is organized as a Massachusetts Business Trust with different series of shares, each of which is referred to as a fund. The Target Funds are two such series.

Please direct any questions or comments regarding this filing to the undersigned at (414)277-5309.

Sincerely yours,

QUARLES & BRADY

/s/ Fredrick G. Lautz

Fredrick G. Lautz